    POWER OF ATTORNEY

       The undersigned, as a Section 16 reporting person of Xenon
Pharmaceuticals Inc. (the "Company"), hereby constitutes and appoints each of the responsible attorneys and paralegals of Wilson Sonsini Goodrich & Rosati,
Professional Corporation, specifically Barbara Mery of Wilson Sonsini Goodrich &
Rosati, Professional Corporation, and each of Emmanuelle Vallee, Cassandra
Robinson, and Ilona Lo, of the Company, the undersigned's true and lawful attorney-in-fact to:

 1. complete and execute Forms ID, 3,4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of
 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

 2. do all acts necessary in order to file such forms with the Securities and
 Exchange Commission, any securities exchange or national association, the
 Company and such other person or agency as the attorney-in-fact shall deem appropriate.

       The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 (as amended).

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of May, 2021.

        Signature:   /s/ Sherry Aulin
                          Sherry Aulin